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                                                                    EXHIBIT 10.1

                            RESTATED PROMISSORY NOTE

Effective as of July 25, 2002                                 $305,540.00

         For value received, George S. Huntzinger (the "BORROWER") promises to pay to the order of Superior Consultant Holdings Corporation, a Delaware corporation, with its principal place of business at 17570 West 12 Mile Rd., Southfield, Michigan 48076 (the "LENDER"), the principal amount of Three Hundred Five Thousand Five Hundred Forty Dollars ($305,540) due as set forth below. The unpaid principal amount of this Note outstanding from time to time shall bear interest a per annum rate equal to the prime rate as published by the Lender's primary banker from time to time, plus 1%. Interest shall be computed on the basis of a 360-day year of twelve thirty-day months, and shall be due and owing as set forth below.

I. Reference to Subscription and Securities Purchase Agreement. This Note is delivered pursuant and subject to that certain Subscription and Securities Purchase Agreement, as executed by and between the Lender and the Borrower, dated as of October 11, 2000 (the "SUBSCRIPTION AND SECURITIES PURCHASE AGREEMENT"), the terms and conditions of which are, by this reference, incorporated herein and made a part hereof.

II.      Payment.

         A. Principal and accrued and unpaid interest under this Note (including Existing Interest (as defined in paragraph IX)) shall be due and payable on demand after the first to occur of the following: (i) December 31, 2003; or (ii) upon a Change of Control, as defined in the Subscription and Securities Purchase Agreement.

         B. Payment of any principal and interest amount stated above shall be made to the Lender at its principal offices at 17570 West 12 Mile Rd., Southfield, Michigan 48076, or at such other place as the Lender may designate to the Borrower. Receipt by the Lender of a check of the Borrower in the amount of any payment due and owing shall be deemed to constitute payment hereunder, provided that such check is processed and paid in full by the institution against which the check is drawn within a commercially reasonable and customary time.

III. Prepayment. The unpaid principal balance of this Note and interest accrued thereon may be prepaid by the Borrower at any time, in whole or in part, without premium or penalty, in minimum increments of not less than Five Thousand Dollars ($5,000).



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IV.      Default. If (i) the Borrower shall fail to promptly pay to the Lender all sums when due hereunder or (ii) an event of default shall occur under the Pledge Agreement described in Section V below or under any other agreement, instrument or document heretofore, now or at any time hereafter delivered to the Lender by or for the benefit of the Borrower, which default or event of default is not cured within the time, if any, specified therefor in such agreement, instrument or document, then the Lender may declare all sums owed by the Borrower hereunder immediately due and payable, without notice unless otherwise required by applicable statute, and may take any action at law or in equity to collect the amounts due and owing hereunder, or to request any other available remedy, together with any damages resulting from such nonpayment.

V. Security. In accordance with that certain Pledge Agreement by and between the Borrower and the Lender effective as of October 11, 2000, the obligation of the Borrower under this Note shall be secured by the Borrower's interest in those certain interests constituting Collateral (as defined in the Pledge Agreement). The Borrower covenants and agrees that he shall not, without the consent of the Lender, pledge or otherwise encumber or grant a security interest in such Collateral to any party while the indebtedness represented by this Note remains unpaid and outstanding.

VI. Governing Laws. This Note is issued in and shall be construed and governed in accordance with the laws of the State of Delaware. The Borrower expressly consents to enforcement of the terms hereof in any court of competent jurisdiction sitting in the State of Delaware. The Borrower expressly waives presentment of payment, protest, notice of protest and dishonor as prerequisites to the enforcement hereof.

VII. Assigns. All of the covenants, stipulations, promises and agreements in this Note shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

VIII. Costs. The Borrower promises to pay all costs and collection of every kind, including, but not limited to, all reasonable attorneys' fees, court costs and expenses of every kind incurred by the Lender, in connection with such collection.

IX. Restatement. This Note amends and restates in its entirety that certain Promissory Note dated as of October 11, 2000, made by the Borrower payable to the order of Lender in the original principal amount of $305,540 (the "PRIOR NOTE"). Borrower hereby acknowledges and agrees that this Note evidences a modification and "rollover" of indebtedness heretofore outstanding under the terms of said Prior Note and that Lender has not and does not, by accepting this Note release any collateral or security interest pledged to secure said indebtedness. Nothing herein shall be deemed to create or to be a novation of the indebtedness evidenced by the Prior Note. Borrower acknowledges and agrees that a total of $52,644.96, representing accrued and unpaid interest on the Prior Note ("EXISTING INTEREST"), shall be payable upon maturity of this Note together will all principal and interest payable on this Note.

X. Miscellaneous. Failure of the Lender, for any period of time or on one or more occasions, to exercise its option to accelerate the payment of this Note pursuant to

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         Section IV above shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent default under Section IV above. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; any such waiver or release is to be effected only through a written document executed by the Lender, and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of the Lender's rights or remedies hereunder.

                                                   /s/  George S. Huntzinger
                                                   -------------------------
                                                   Borrower


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